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                                                                     EXHIBIT 5.1
                        [Riordan & McKinzie letterhead]

                               October 15, 2001
Advance Auto Parts, Inc.
5673 Airport Road
Roanoke, Virginia 24012

     Re:  Advance Auto Parts, Inc.
          Registration Statement on Form S-4 (File No. 333-68858)
          -------------------------------------------------------

Ladies and Gentlemen:

          You have requested our opinion with respect to certain matters in connection with the filing by Advance Auto Parts, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with the registration of up to 4,305,000 shares (the "Merger Shares") of the Company's Common Stock, par value $.0001 per share ("Common Stock"), issuable in connection with the Merger (as defined below). The Merger Shares are issuable in connection with the merger (the "Merger") of AAP Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Company ("Acquisition Sub"), with and into Discount Auto Parts, Inc., a Florida corporation ("Discount"), pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 (the "Agreement") by and among Advance Holding Corporation, the Company, Acquisition Sub, Advance Stores Company, Incorporated and Discount.

          In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

          Based on such review, we are of the opinion that the Merger Shares issuable by the Company pursuant to the Agreement, when issued in accordance with the provisions of the Agreement, will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement and prospectus which is part of the Registration Statement. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

          Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Merger Shares.

                               Very truly yours,

                              RIORDAN & MCKINZIE